Exhibit 4.1

RIGHTS AGREEMENT

between

MULLEN AUTOMOTIVE INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Rights Agent

i

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of May 1, 2024 (this “Agreement”), between Mullen Automotive Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited liability trust company, as Rights Agent (the “Rights Agent”).

RECITAL

WHEREAS, on May 1, 2024 (the “Rights Dividend Declaration Date”), the Board authorized and declared a dividend distribution of (i) one right (each, a “Common Right,” and together with all other such rights distributed or issued pursuant hereto, the “Common Rights”) for each share of Common Stock outstanding at the Close of Business on May 13, 2024 (the “Record Date”), and (ii) one right (each, a “Preferred Right,” together with all other such rights distributed or issued pursuant hereto, the “Preferred Rights,” and together with the Common Rights, the “Rights” or a “Right” as applicable) for each Company Preferred Share outstanding on the Record Date, and further authorized and directed the issuance of one applicable Right (as such number may hereinafter be adjusted pursuant hereto) with respect to each share of Common Stock and each Company Preferred Share issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and, except as otherwise provided in Section 22, the earlier of the Distribution Date and the Expiration Date, each Right initially representing the right to purchase a share of Preferred Stock, or a fraction thereof, as applicable, upon the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Stock then outstanding, but shall not include an Exempt Person. Notwithstanding the foregoing:

(i) if a Person would otherwise be deemed an “Acquiring Person” at the time of the first public announcement of the declaration of the Rights dividend, such Person (herein referred to as a “Grandfathered Stockholder”) shall not be deemed an “Acquiring Person” for purposes of this Agreement unless and until, subject to Section 1(a)(iii) and Section 1(a)(iv) below, such Grandfathered Stockholder acquires Beneficial Ownership of additional shares of Common Stock (other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all registered holders of Common Stock are treated substantially equally (as determined by the Board)) after the time of the first public announcement of the declaration of the Rights dividend and while the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding, in which case such Person shall no longer be deemed a Grandfathered Stockholder and shall become an “Acquiring Person”. A Person shall cease to be a Grandfathered Stockholder as of the first date that such Person beneficially owns less than 10% of the outstanding Common Stock; provided that in the event that after the time of the first public announcement of the declaration of the Rights dividend, any agreement, arrangement or understanding (whether or not in writing) pursuant to which a Grandfathered Stockholder is deemed to be the Beneficial Owner of shares of Common Stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different shares of Common Stock that confers Beneficial Ownership of shares of Common Stock shall be considered the acquisition of Beneficial Ownership of additional shares of Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of this Agreement unless, upon such acquisition of Beneficial Ownership of additional shares of Common Stock, such Person is not the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding;

(ii) “Acquiring Person” shall not include any Person which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of shares of Common Stock representing less than 20% of the Common Stock then outstanding, and which is entitled to file, and files (or has filed), a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act as in effect at the time of the public announcement of the declaration of the Rights with respect to the Common Stock Beneficially Owned by such Person (a “13G Investor”); provided, that a Person who was deemed a 13G Investor shall no longer be deemed such if it files a statement on Schedule 13D (“Schedule 13D”) pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act as in effect at the time of the public announcement of the declaration of the Rights with respect to the Common Stock Beneficially Owned by such Person, and shall be deemed an Acquiring Person if it is the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding at any point from the time it first files such a statement on Schedule 13D; provided that if at such time such Person’s Beneficial Ownership is not less than 10%, then such Person shall have thirty (30) days from such time to reduce its Beneficial Ownership (together with all Affiliates and Associates of such Person) to below 10% of the Common Stock before being deemed an “Acquiring Person” but shall be deemed an “Acquiring Person” if after reducing its Beneficial Ownership to below 10% it subsequently becomes the Beneficial Owner of 10% or more of the shares of Common Stock or if, prior to reducing its Beneficial Ownership to below 10%, it increases (or makes any offer or takes any other action that would increase) its Beneficial Ownership of the then-outstanding Common Stock above the lowest Beneficial Ownership of such Person at any time during such thirty (30)-day period;

(iii) no Person shall become an “Acquiring Person” as the result of an acquisition or redemption of Common Stock or Company Preferred Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock Beneficially Owned by such Person to 10% (20% in the case of a 13G Investor), or such other percentage as would otherwise result in such Person becoming an Acquiring Person, or more of the Common Stock then outstanding; provided, that if a Person would, but for the provisions of this paragraph, become an Acquiring Person by reason of an acquisition or redemption of Common Stock or Company Preferred Shares by the Company and shall, after such acquisition or redemption by the Company, become the Beneficial Owner of any additional shares of Common Stock at any time such that the Person is or thereby becomes the Beneficial Owner of 10% (20% in the case of a 13G Investor), or such other percentage as would otherwise result in such Person becoming an Acquiring Person, or more of the Common Stock then outstanding (other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all registered holders of Common Stock or Company Preferred Shares, as applicable, are treated substantially equally (as determined in good faith by the Board)) then such Person shall be deemed to be an Acquiring Person;

(iv) if the Board, with the concurrence of a majority of the members of the Board who are not, and are not representatives, nominees, Affiliates or Associates of, such Person or an Acquiring Person, determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement and had no intention of changing or influencing control of the Company), and such Person divests as promptly as practicable (as determined by the Board in its sole discretion) a sufficient number of shares of Common Stock or Company Preferred Shares (without exercising or retaining any power, including, without limitation, voting power, with respect to such shares) (or, in the case solely of shares of Common Stock or Company Preferred Shares beneficially owned, directly or indirectly, by such Person pursuant to Section 1(f)(v) hereof, such Person terminates the subject Derivatives Contract(s) or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board that such shares of Common Stock or Company Preferred Stock are not held with any intention of changing or influencing control of the Company) so that such Person is no longer the Beneficial Owner of 10% or more of the Common Stock then outstanding, or if such divestiture requirement is waived by the Board on such terms and conditions as the Board, in good faith, determines are advisable, then such Person shall not be deemed to be or ever to have been an “Acquiring Person” for any purposes of this Agreement as a result of such inadvertent acquisition; and

(v) if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement;

(vi) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; and

(vii) no Person shall become an “Acquiring Person” solely as a result of an Exempt Transaction.

For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement. The number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall be deemed to be outstanding for the purpose of computing the percentage of the outstanding number of shares of Common Stock beneficially owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any other Person.

(b) “Act” shall mean the Securities Act of 1933, as amended.

(c) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement; provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

(e) “Agreement” shall have the meaning set forth in the preamble hereto.

(f) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of, and shall be deemed to “beneficially own,” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement);

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” (A) securities tendered pursuant to a tender offer or exchange offer made in accordance with the General Rules and Regulations under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(p) hereof in connection with an adjustment made with respect to any Original Rights;

(iii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any security as a result of an agreement, arrangement, or understanding (whether or not in writing) to vote such security if such agreement, arrangement, or understanding: (A) arises solely from a revocable proxy or consent (as such terms are defined in Regulation 14A under the Exchange Act) given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, including the disclosure requirements of Schedule 14A thereunder, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iv) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to Section 1(f)(iii)), or disposing of any securities of the Company; or

(v) which are “beneficially owned” (within the meaning of clauses (i)-(iv) above), directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (v) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

Notwithstanding anything to the contrary in this Section 1(f), nothing in this Section 1(f) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities acquired or which such Person has the right to acquire through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days.

(g) “Board” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(h) “Book Entry Share” shall mean an uncertificated share of Common Stock or uncertificated Company Preferred Shares registered in book entry form.

(i) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(j) “Certificate of Incorporation” shall mean the Company’s Second Amended and Restated Certificate of Incorporation, as such may be amended, modified, or restated from time to time.

(k) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(l) “Common Right” shall have the meaning set forth in the recital to this Agreement.

(m) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management of such Person.

(n) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o) “Company” shall have the meaning set forth in the preamble hereto, except as otherwise provided in Section 13(a) hereof.

(p) “Company Preferred Shares” shall mean shares of the Company’s Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and shares of any series of preferred stock (as that term is used in the Certificate of Incorporation) authorized by the Board pursuant to Article III.B. of the Certificate of Incorporation, the terms of which provide for the holders thereof to be issued Preferred Rights, but excluding Preferred Stock and Equivalent Preferred Stock.

(q) “Counterparty” shall have the meaning set forth in Section 1(t) hereof.

(r) “Current Market Price” shall have the meaning set forth in Section 11(d)(i) hereof.

(s) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(t) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock or Company Preferred Shares specified or referenced in such contract (the number of shares of Common Stock corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock, Company Preferred Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(u) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(v) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(w) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(x) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(y) “Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed, or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan, or (v) any other Person deemed to be an “Exempt Person” by the Board in its sole discretion prior to such time as any Person becomes an Acquiring Person; provided, that any exemption granted by the Board under this clause (v) may be granted by resolution of the Board in whole or in part, and may be subject to limitations or conditions to the extent that the Board shall determine, in its sole discretion, necessary or desirable, and provided further that any Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such Person regardless of the reason therefor.

(z) “Exempt Transaction” means any transaction that the Board determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board (provided, that no transaction shall qualify as an Exempt Transaction pursuant to this Section 1.2(z) unless such determination is made, prior to such time as any Person becomes an Acquiring Person).

(aa) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(bb) “Final Expiration Date” shall mean May 1, 2025.

(cc) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(dd) “Grandfathered Stockholder” shall have the meaning set forth in Section 1(a)(i) hereof.

(ee) “Notional Common Shares” shall have the meaning set forth in Section 1(t) hereof.

(ff) “Original Rights” shall have the meaning set forth in Section 1(f)(ii) hereof.

(gg) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, association, trust, syndicate, unincorporated organization, or other entity, and shall include any successor (by merger or otherwise) of such entity.

(hh) “Preferred Right” shall have the meaning set forth in the recital to this Agreement.

(ii) “Preferred Stock” shall mean shares of Series A-1 Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the Certificate of Designation attached to this Agreement as Exhibit A, and, to the extent that there are not a sufficient number of shares of Series A-1 Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A-1 Junior Participating Preferred Stock.

(jj) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(kk) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(ll) “Receiving Party” shall have the meaning set forth in Section 1(t) hereof.

(mm) “Record Date” shall have the meaning set forth in the recital to this Agreement.

(nn) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(oo) “Right” shall have the meaning set forth in the recital to this Agreement.

(pp) “Rights Agent” shall have the meaning set forth in the preamble hereto, except as otherwise provided in Section 19 and Section 21 hereof.

(qq) “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(rr) “Rights Dividend Declaration Date” shall have the meaning set forth in the recital to this Agreement.

(ss) “Section 13 Event” shall mean any event described in Section 13(a)(i), Section 13(a)(ii), or Section 13(a)(iii) hereof.

(tt) “signature guarantee” shall have the meaning set forth in Section 6(a) hereof.

(uu) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(vv) “Stock Acquisition Date” shall mean the earlier of (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

(ww) “Subsidiary” shall mean, with reference to any Person, any other Person of which an amount of voting securities (or other ownership interests having ordinary voting power) sufficient to elect or appoint at least a majority of the directors (or other persons performing similar functions) of such other Person is beneficially owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(xx) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(yy) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(zz) “Triggering Event” shall mean a Flip-In Event or any Section 13 Event.

(aaa) “Trust” shall have the meaning set forth in Section 24(f) hereof.

(bbb) “Trust Agreement” shall have the meaning set forth in Section 24(f) hereof.

Section 2. Appointment of the Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company and the registered holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the registered holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten (10) calendar days’ prior written notice to the Rights Agent setting forth the respective duties of the Rights Agent and any co-rights agent. The Rights Agent has no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date (or, in the event the Board determines on or before such tenth (10th) day to effect an exchange pursuant to Section 24 of this Agreement that a later date is advisable, such later date that is not more than twenty (20) days after the Stock Acquisition Date), and (ii) the Close of Business on the tenth (10th) Business Day (or such later date as the Board may determine) after the date that a tender or exchange offer by any Person (other than an Exempt Person or any Person not deemed an Acquiring Person upon consummation of such an offer under Section 1(a)(i), Section 1(a)(ii) or Section 1(a)(iii) of this Agreement) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”); provided, however, that, if such earlier date is prior to the Record Date, the Distribution Date shall be the Close of Business on the Record Date, (A) the Rights will be evidenced (subject to Section 3(b) and Section 3(c) hereof) by the certificates for the Common Stock or Company Preferred Shares registered in the names of the holders of the Common Stock or Company Preferred Shares (which certificates for shares of Common Stock or Company Preferred Shares shall be deemed also to be Rights Certificates) or, in the case of Book Entry Shares, by notation in book entry, and not by separate certificates, and the registered holders of shares of Common Stock or Company Preferred Shares shall also be the registered holders of the associated Rights, and (B) the Rights will be transferable only in connection with the transfer of the underlying Common Stock or Company Preferred Shares (including a transfer to the Company); provided, however, that if a tender offer or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign (either by manual or facsimile signature), and the Company will send or cause to be sent (and the Rights Agent, if so requested, will send), in accordance with Section 26 hereof, to (i) each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), one or more rights certificates, in substantially the form of Exhibit B hereto (the “Common Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein, and (ii) each record holder of Company Preferred Shares as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), one or more rights certificates, in substantially the form of Exhibit C hereto (together with the rights certificates referred to in the foregoing clause (i), the “Rights Certificates”), evidencing one Right for Company Preferred Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock or per Company Preferred Share, as applicable, has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and the Rights will be transferable separately from the transfer of Common Stock and Company Preferred Shares.

(b) With respect to certificates representing Common Stock or Company Preferred Shares and Book Entry Shares outstanding as of the Record Date, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with such Common Stock or Company Preferred Shares will be evidenced by such certificates for Common Stock or Company Preferred Shares registered in the names of the holders thereof or Book Entry Shares, as applicable. Until the earlier of the Distribution Date and the Final Expiration Date, the surrender for transfer of any share of Common Stock or Company Preferred Share outstanding on the Record Date (whether evidenced by certificates for such shares registered in the names of the holders thereof or Book Entry Shares), shall also constitute the transfer of the Right associated therewith.

(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock and Company Preferred Shares that are issued or sold by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date and, to the extent provided in Section 22 hereof, in respect of Common Stock and Company Preferred Shares issued or sold by the Company after the Distribution Date. Certificates evidencing such Common Stock or Company Preferred Shares shall have printed or otherwise affixed to them a legend or statement substantially in the following form:

This certificate also evidences and entitles the registered holder hereof to certain Rights as set forth in the Rights Agreement between Mullen Automotive Inc. (the “Company”) and the Rights Agent thereunder dated as of May 1, 2024 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently beneficially owned by or on behalf of such Person or by any subsequent beneficial owner, may become null and void.

With respect to any Book Entry Shares, a legend or statement in substantially the form of the foregoing shall be included in the confirmation or account statement or other notice sent to the record holder of such shares in accordance with applicable law. Until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock or Company Preferred Shares evidenced by such certificates and such Book Entry Shares shall be evidenced by such certificates or the Book Entry Shares alone and the surrender for transfer of any certificate or Book Entry Shares shall also constitute the transfer of the Rights associated with the Common Stock or Company Preferred Shares represented thereby. In the event the Company purchases or otherwise acquires any Common Stock or Company Preferred Shares after the Record Date but prior to the Distribution Date, any Rights associated with such capital stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with such capital stock that are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend or statement shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

After the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, if new certificate(s) representing shares of Common Stock or Company Preferred Shares are issued in connection with the transfer, split up, combination, or exchange of certificate(s) representing shares of Common Stock or Company Preferred Shares, or if new certificate(s) representing shares of Common Stock or Company Preferred Shares are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear a legend or statement in substantially the form of the foregoing.

Section 4. Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase and of assignment and the certificates contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B or Exhibit C, as applicable, and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage; provided, that with respect to Rights Certificates issued in respect of Preferred Rights, the Company may issue separate forms of Rights Certificates (substantially in the form attached hereto as Exhibit C), relating to each separate series of Company Preferred Shares. Subject to the provisions of Sections 7, 11, 13, 22, 23, 24 and 27 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the registered holders thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein, or as shall be determined pursuant thereto, at the Purchase Price, but the amount and type of securities or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company or by such officers as the Board may designate, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer. In case any authorized signatory of the Rights Agent who has countersigned any of the Rights Certificates ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Rights Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificates had not ceased to be an authorized signatory of the Rights Agent; and any Rights Certificates may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, is properly authorized to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

(b) Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective registered holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

Section 6. Transfer, Split-Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.

(a) Subject to the provisions of Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates evidencing Rights that have become null and void pursuant to Section 7(e) or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split-up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split-up, combined, or exchanged, with the form of assignment and certificate contained therein properly completed and duly executed, at the office or offices of the Rights Agent designated for such purpose with all signatures guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (“signature guarantee”). Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence, as the Company or the Rights Agent may reasonably request, of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 7(e), Section 14, and Section 24 hereof, countersign (by manual or facsimile signature) and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from a registered holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination, or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 11(a)(iii) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any tax or charge required to be paid under Section 9(e), at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) the time at which the Rights are exchanged in full as provided in Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

(b) The purchase price for each one ten-thousandth of a share of Preferred Stock pursuant to the exercise of a Right initially shall be $30.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof, and shall be payable in accordance with Section 7(c) hereof (such purchase price, as so adjusted, the “Purchase Price”).

(c) Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate contained therein properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one ten-thousandth of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, or evidence satisfactory to the Company of payment of such transfer tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one ten-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts evidencing such number of one ten-thousandths of a share of Preferred Stock as are to be purchased

(in which case certificates for Preferred Stock evidenced by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash, or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights that were beneficially owned or acquired by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee on or after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person, or (B) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate of Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate of Affiliate) has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Rights, shares of Common Stock, or the Company, or (y) a transfer that the Board, in its sole discretion, has determined is part of a plan, arrangement, or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of the provisions of the Section 11(a)(ii) on or after the earlier of such Flip-In Event and the Distribution Date shall become null and void without any further action and no holder of such Rights shall have any rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates, or otherwise. No Right Certificates shall be issued pursuant to Section 3, Section 6, Section 7(d) or Section 11 or otherwise hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall, upon receipt of written notice directing it to do so, be canceled by the Rights Agent. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates, or transferees hereunder.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Preferred Stock.

(a) The Company covenants and agrees that at all times prior to the Expiration Date it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock and/or out of any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. Upon the occurrence of any events resulting in the increase in the aggregate number of shares of Preferred Stock issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) So long as the Preferred Stock issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or quoted on a quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable through the Expiration Date, all shares reserved for such issuance to be listed on such exchange or quoted on such quotation system, as the case may be, upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a) hereof, a registration statement on an appropriate form under the Act, with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company similarly may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, or the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of the Rights shall, at the time of delivery of such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of Preferred Stock in a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s or Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate or entry in the book entry account system of the transfer agent for Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) evidenced thereby on, and such certificate or entry in the book entry account system of the transfer agent shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry in the book entry account system of the transfer agent shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the registered holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock (or other capital stock, as the case may be), issuable on such date, shall be proportionately adjusted so that the registered holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock (or other capital stock, as the case may be), which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation, or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon the exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person shall become an Acquiring Person (a “Flip-In Event”), then, promptly following the occurrence of such Flip-In Event, proper provision shall be made so that each registered holder of a Right (except as provided below and in Section 7(e), Section 13 and Section 24 hereof) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one ten-thousandths of a share of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event, and (B) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement other than Section 13 hereof) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares of Common Stock, the “Adjustment Shares”).

(iii) In the event that (A) the number of shares of Common Stock authorized by the Certificate of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof or (B) the Board otherwise shall determine to do so in its sole discretion, the Company, acting by resolution of the Board, shall (1) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (2) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right and payment of the applicable Purchase Price, (u) cash, (v) a reduction in the Purchase Price, (w) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (x) debt securities of the Company, (y) other assets, or (z) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if, under the circumstances set forth in clause (A) above, the Company shall not have made adequate provision to deliver value pursuant to clause (2) above within thirty (30) days following the first occurrence of a Flip-In Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of the Current Value over the Purchase Price. If the Board determines that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Flip-In Event, in order that the Company may seek stockholder approval for the authorization of such additional shares such thirty (30)-day period, as it may be extended, is herein called the “Substitution Period”). To the extent that action is to be taken pursuant to the first or third sentences of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and the Company may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock on the date of the first occurrence of a Flip-In Event and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of Common Stock on such date. In addition, if following the issuance of Common Stock upon exercise of a Preferred Right and payment of the Purchase Price, the holder of such Preferred Right would beneficially own in excess of the Maximum Percentage (as defined in the Certificate of Incorporation), if any, applicable to the Company Preferred Share with respect to which such Preferred Right was issued OR if the Board, in good faith, determines that the issuance of Common Stock upon exercise of a Preferred Right and payment of the Purchase Price would result in any negative consequences to the Company, whether arising pursuant to any listing requirement, law, rule or regulation applicable to the Company and the shares of Common Stock, then the Board shall, in lieu thereof, issue Common Stock Equivalents (that do not possess any voting rights other than as required by law) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board.

(b) In case the Company shall fix a record date for the issuance of rights, options, or warrants to all registered holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges, and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate subscription or offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holder of the Rights. Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all registered holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed, or of such subscription rights, options or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)

(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of (A) a dividend or distribution on such Common Stock payable in shares of Common Stock or securities convertible into such Common Stock (other than the Rights), or (B) any subdivision, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification shall not have occurred prior to the commencement of the requisite thirty (30)-Trading Day or ten (10)-Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Common Stock is not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use, or, if on any such date the Common Stock is not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date the Common Stock is not publicly held and is not so listed, admitted to trading, or quoted, and no market maker is making a market in the Common Stock, the “Current Market Price” per share of Common Stock shall mean the fair value per share on such date as determined by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “Current Market Price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) hereof (other than the penultimate sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the shares of Preferred Stock are not publicly held or listed, admitted to trading, or quoted in a manner described in Section 11(d)(i) hereof, the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or listed, admitted to trading, or quoted, the “Current Market Price” per share of Preferred Stock shall mean the fair value per share as determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one ten-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 10,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the registered holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest ten-millionth) obtained by (i) multiplying (A) the number of one ten-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment, by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right pursuant to Section 11(h) hereof. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one ten-thousandth of a share of Preferred Stock and the number of one ten-thousandths of a share of Preferred Stock that were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one ten-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, fully paid and nonassessable, such number of one ten-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the registered holder of any Right exercised after such record date of the number of one ten-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one ten-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to registered holders of its Preferred Stock shall not be taxable to such stockholders or shall reduce the taxes payable by such holders.

(n) The Company covenants and agrees that at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, it shall not, (i) consolidate with any other Person (other than a direct or indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), (ii) merge with or into any other Person (other than a direct or indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or (iii) sell or otherwise transfer (or permit any Subsidiary to sell or otherwise transfer), in one transaction, or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated in good faith by or at the direction of the Board) to any other Person or Persons (other than the Company and/or any of its direct or indirect wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), if (A) at the time of or immediately after such consolidation, merger, sale, or transfer there are any charter or bylaw provisions, rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with, or immediately after such consolidation, merger, sale, or transfer the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) The Company covenants and agrees in the event that a Flip-In Event occurs and the Rights shall then be outstanding, it will not, except as permitted by Section 23, Section 24, or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding Common Stock payable in shares of Common Stock, or a dividend on the outstanding Company Preferred Shares in Company Preferred Shares, (ii) subdivide or split the outstanding Common Stock or Company Preferred Shares, or (iii) combine or consolidate the outstanding Common Stock or Company Preferred Shares into a smaller number of shares, the number of Rights associated with each share of Common Stock or each Company Preferred Share, as applicable, then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or issued or delivered on or after the Distribution Date pursuant to Section 22 hereof), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock or each Company Preferred Share, as applicable, following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock or each Company Preferred Share, as applicable, immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock or Company Preferred Shares, as applicable, outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock or Company Preferred Shares, as applicable, outstanding immediately following the occurrence of such event. The adjustment provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, split, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustment provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock or Company Preferred Shares, as applicable, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

(a) In the event that, at any time after a Person has become an Acquiring Person, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation or other entity of such consolidation or merger; (ii) any Person (other than a direct or indirect wholly owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated in good faith by or at the direction of the Board) to any Person or Persons (other than the Company or any of its direct or indirect wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof); then, and in each such case, proper provision shall be made so that: (A) each registered holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event by the Purchase Price in effect immediately prior to such first occurrence of a Flip-In Event, and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of Common Stock of such Principal Party) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect with respect to events occurring at any time following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted, changed, or exchanged in such merger or consolidation, or if there is more than one such issuer, the issuer of Common Stock that has the greatest aggregate market value, or (B) if no securities or other equity interests are so issued, the Person that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the other Person that is a constituent party to such merger or consolidation, the Common Stock of which has the greatest aggregate market value; and

(ii) in the case of any transaction described in Section 13(a)(iii) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate value of shares outstanding; provided, however, that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c) The Company shall not consummate a Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii) deliver to registered holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Rights are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by a quotation system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date the Rights are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Rights, the current market value of a Right shall mean the fair value of a Right on such date as determined by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of a share of Preferred Stock (other than fractions that are integral multiples of one ten-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one ten-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one ten-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one ten-thousandth of a share of Preferred Stock shall be one ten-thousandth of the closing price of a share of Preferred Stock or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Stock upon exercise of the Rights or to distribute certificates or Book Entry Shares that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The registered holder of a Right by the acceptance of that Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock); and any registered holder of any Rights Certificate (and, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the registered holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on such first holder’s own behalf and for such first holder’s own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such first holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every registered holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other registered holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock or Company Preferred Shares, as applicable, and the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent of the Common Stock or Company Preferred Shares, as applicable, registered in the names of the holders of Common Stock or Company Preferred Shares, as applicable, or, in the case of certificated shares, the certificates for the Common Stock or Company Preferred Shares registered in the names of the holders thereof;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein duly executed along with a signature guarantee;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, a Common Stock certificate or Book Entry Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the Common Stock certificate Company Preferred Share certificate, as applicable, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent, nor any of their directors, officers, employees and agents, shall have any liability to any registered holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such injunction, order, judgment, decree, or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No registered holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the registered holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the registered holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company or instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c) The provisions of this Section 18 and Section 20 shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and expiration of the Rights.

Section 19. Merger or Consolidation or Change of Name of the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer, or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of an authorized signatory of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature of an authorized signatory under the Rights Agent’s prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of the Rights Agent may countersign such Rights Certificates either in the prior name of the Rights Agent or in the changed name of the Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the registered holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion or advice.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recital contained in this Agreement or in the Rights Certificates and it shall not be required to verify the same (except as to a countersignature by one of its authorized signatories on such Rights Certificates), but all such statements and recital are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except a countersignature by one of its authorized signatories on any such Rights Certificate); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13, or Section 24 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock or other securities will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ prior written notice given to the Company in accordance with Section 26 hereof, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates in accordance with Section 26 hereof. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ prior written notice given to the Rights Agent or successor Rights Agent, as the case may be, in accordance with Section 26 hereof, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the registered holders of the Rights Certificates in accordance with Section 26 hereof. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving proper notice of such removal or after it has been properly notified of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, give notice thereof to the registered holders of the Rights Certificates in accordance with Section 26 hereof. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock or Company Preferred Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Stock or Company Preferred Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day following a Flip-In Event and (ii) the Final Expiration Date, direct the Company to, and if directed the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board pursuant to this paragraph (a) may be made effective at such time, on such basis, and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board directing the Company to redeem the Rights pursuant to paragraph (a) of this Section 23, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the registered holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board directing the Company to make the redemption of the Rights pursuant to paragraph (a) of this Section 23, the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights in accordance with Section 26 hereof; provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice given in accordance with Section 26 hereof shall be deemed given whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange of Rights.

(a) The Board may, at its option, at any time on or after any the occurrence of a Flip-In Event, direct the Company to, and if directed the Company shall, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of (i) in the case of a Common Right, one share of Common Stock per Right, and (ii) in the case of a Preferred Right, a number of shares of Common Stock into which a holder of the Company Preferred Share could then convert such Company Preferred Share, in each case, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (each an, “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis, and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to direct the Company to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding. In the event the Board determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as the Board deems advisable; provided, that the Distribution Date must occur no later than twenty (20) days after the Stock Acquisition Date.

(b) Immediately upon the action of the Board directing the Company to exchange any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a registered holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the applicable Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall give notice of any such exchange to all of the registered holders of such Rights in accordance with Section 26 hereof. Any notice given in accordance with Section 26 hereof shall be deemed given whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each registered holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for Common Stock exchangeable for Rights, at the initial rate of one ten-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the date hereof.

(d) In the event the number of shares of Common Stock authorized by the Certificate of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company may take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f) Following the action of the Board ordering the exchange of any Rights pursuant to this Section 24, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holder of Rights that have become null and void pursuant to Section 7(e). Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or a portion (as designated by the Board) of the Common Stock, fractional shares of Preferred Stock, or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled to deem the Rights formerly held or exchangeable by such Person to be null and void pursuant to Section 7(e) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid, and non-assessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the registered holders of Preferred Stock or to make any other distribution to the registered holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the registered holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights, or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated in good faith by or at the direction of the Board) to any other Person or Persons (other than the Company or any of its direct or indirect wholly owned Subsidiaries in one or more transactions, each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the registered holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining registered holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the registered holders of the Preferred Stock, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided, further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

(b) In case a Flip-In Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to registered holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in Section 25(a) to shares of Preferred Stock shall be deemed thereafter to refer to shares of Common Stock or, if appropriate, other securities.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the registered holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and when sent by (a) first-class mail, postage prepaid, (b) overnight delivery, or (c) courier or messenger service, in each case addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

Attention: General Counsel and Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the registered holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by (a) first-class mail, postage prepaid, (b) overnight delivery, or (c) courier or messenger service, in each case addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Continental Stock Transfer & Trust Company

1 State Street

30th Floor

New York, NY 10004

Attn: Compliance Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Rights Certificate (or, if prior to the Distribution Date, of the Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or, if prior to the Distribution Date, of the transfer agent for the Common Stock).

Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any registered holders of the Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder, or (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after the occurrence of a Flip-In Event, no such supplement or amendment shall adversely affect the interests of the registered holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or certain of their transferees). For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Preferred Shares) as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights or shall cause this Agreement to become amendable other than in accordance with this Section 27. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, an authorized signatory of the Rights Agent shall execute such supplement or amendment; provided, that any supplement or amendment that does not amend Section 18, Section 19, Section 20, or Section 21 hereof in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). In administering this Agreement and making any determination or interpretation hereunder, the Board may consider any and all facts, circumstances or information it deems to be necessary, useful or appropriate. Without limiting the rights of the Rights Agent under this Agreement, all such actions, calculations, interpretations, and determinations that are done or made by the Board, shall be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock and Company Preferred Shares) any legal or equitable right, remedy, or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Stock and Company Preferred Shares).

Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board determines that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such determination by the Board.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder, and all claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement, each Right, each Rights Certificate issued hereunder, or the negotiation, execution, performance or subject matter of this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

Section 33. Counterparts; Facsimiles and PDFs. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically or other customary mean of electronic transmission shall constitute an original signature for all purposes.

Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, natural disasters, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MULLEN AUTOMOTIVE INC.

By	/s/ David Michery
	Name:	David Michery
	Title:	President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY as Rights Agent

By	/s/ Henry Farrell
	Name:	Henry Farrell
	Title:	Vice President

[Signature Page to the Rights Agreement]

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATION, PREFERENCES, AND

RIGHTS OF SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK

of

MULLEN AUTOMOTIVE INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Mullen Automotive Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), the said Board on May 1, 2025, adopted the following resolution creating a series of Preferred Stock of the Corporation (the “Preferred Stock”) designated as Series A-1 Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority conferred upon the Board by the Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board hereby designates 50,000 shares of the preferred stock, par value $0.001 per share, of the Corporation as “Series A-1 Junior Participating Preferred Stock” and the designations, powers, preferences and relative, participating, optional and other rights of the shares of such series and the qualifications, limitations, and restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A-1 Junior Participating Preferred Stock” and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no such decrease shall reduce the number of shares of the Series A-1 Junior Participating Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into Series A-1 Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock ranking prior and superior to the shares of Series A-1 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A-1 Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A-1 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $30.00 or (ii) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-1 Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 1, 2025 (the “Rights Dividend Declaration Date”) (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A-1 Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A-1 Junior Participating Preferred Stock as provided in Section 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A-1 Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A-1 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A-1 Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A-1 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A-1 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A-1 Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A-1 Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A-1 Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A-1 Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law or in any other Certificate of Designation creating a series of preferred stock, or any similar stock, the holders of shares of Series A-1 Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally together with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth herein, holders of Series A-1 Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A-1 Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A-1 Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A-1 Junior Participating Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A-1 Junior Participating Preferred Stock, except dividends paid ratably on the Series A-1 Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A-1 Junior Participating Preferred Stock, provided, that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A-1 Junior Participating Preferred Stock.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A-1 Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6. Liquidation, Dissolution, or Winding Up.

(a) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A-1 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A-1 Junior Participating Preferred Stock shall have received an amount equal to $10,000 per share of Series A-1 Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A-1 Liquidation Preference”). Following the payment of the full amount of the Series A-1 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A-1 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A-1 Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in Section 6(c) below) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A-1 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A-1 Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A-1 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A-1 Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A-1 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash, or any other property, then in any such case the shares of Series A-1 Junior Participating Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash, or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A-1 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A-1 Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A-1 Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock, and to any other class of preferred stock that hereafter may be issued by the Corporation, as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

Section 10. Amendment. Except as set forth in Section 1 hereof, at any time when any shares of Series A-1 Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designation shall be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would materially alter or change the powers, preferences, or special rights of the Series A-1 Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A-1 Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. The Series A-1 Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A-1 Junior Participating Preferred Stock.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Mullen Automotive Inc. has caused this Certificate of Designation to be signed by the undersigned this 1st day of May, 2024.

MULLEN AUTOMOTIVE INC.

By:
	Name:	David Michery
	Title:	Chief Executive Officer

EXHIBIT B

FORM OF COMMON RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT), UNLESS SUCH DATE IS EXTENDED OR THE RIGHTS ARE EARLIER REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]1

Rights Certificate

MULLEN AUTOMOTIVE INC.

This certifies that, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of May 1, 2024 (the “Rights Agreement”), between Mullen Automotive Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time at or prior to the earlier of (i) the Close of Business on the Final Expiration Date and (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 of the Rights Agreement (the earlier of clauses (i) and (ii) being herein referred to as the “Expiration Date”), one ten-thousandth of a fully paid, non-assessable share of Series A-1 Junior Participating Preferred Stock, par value $.001 per share, of the Company (the “Preferred Stock”), at a purchase price of $30.00 per one ten-thousandth of a share of Preferred Stock (such purchase price, as may be adjusted, the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 1, 2024, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.

From and after the first occurrence of a Flip-In Event, any Rights that were beneficially owned or acquired by (i) an Acquiring Person (or an Associate or Affiliate thereof) (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate thereof), or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person (or an Associate or Affiliate thereof), such Rights on or after the earlier of such Flip-In Event and the Distribution Date shall become null and void without any further action and no holder of such Rights shall have any rights or preferences whatsoever with respect to such Rights.

As provided in the Rights Agreement, the Purchase Price, the number and kind of shares of Preferred Stock or other securities issuable upon exercise of a Right, and the number of Rights outstanding are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available free of charge upon written request to the Rights Agent or the Company.

Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right, payable at the Company’s option in cash or other securities or property of the Company, subject to adjustment for certain events as provided in the Rights Agreement, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day following a Flip-In Event and (ii) the Final Expiration Date. In addition, under certain circumstances upon and after the occurrence of a Flip-In Event, but before any Person (together with its Affiliates and Associates) becomes the beneficial owner of 50% or more of the Common Stock then outstanding, the Rights may be exchanged, in whole or in part, for Common Stock, Preferred Stock, or shares of other preferred stock of the Company having essentially the same value or economic rights as such shares. In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as the Board deems advisable; provided, that the Distribution Date must occur no later than twenty (20) days after the Stock Acquisition Date. Immediately upon the action of the Board authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such redemption or exchange) will terminate and the Rights will only enable holders to receive the redemption price or the shares issuable upon such exchange, as applicable.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of __________ _____, 20___.

MULLEN AUTOMOTIVE INC.

By:
Name:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Authorized Signature

[Form of Reverse Side of Common Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto ______________________

(Please print name and address of transferee)

(Please spell out and include in numerals the

number of Rights being transferred by this Assignment)

of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the number of Rights indicated above on the books of the within named Company, with full power of substitution.

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Form of Reverse Side of Common Rights Certificate—continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Rights Certificate.)

To:	MULLEN AUTOMOTIVE INC.:

The undersigned hereby irrevocably elects to exercise _______________________ (____________) Rights evidenced by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book-entry account of:

(Please print social security or other identifying number)

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print social security or other identifying number)

(Please print name and address)

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF PREFERRED RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT), UNLESS SUCH DATE IS EXTENDED OR THE RIGHTS ARE EARLIER REDEEMED, EXCHANGED OR TERMINATED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]2

Rights Certificate

MULLEN AUTOMOTIVE INC.

This certifies that, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of May 1, 2024 (the “Rights Agreement”), between Mullen Automotive Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time at or prior to the earlier of (i) the Close of Business on Final Expiration Date and (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 of the Rights Agreement (the earlier of clauses (i) and (ii) being herein referred to as the “Expiration Date”), a number of ten-thousandths of a fully paid, non-assessable share of Series A-1 Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) equal to the number of shares of Common Stock then issuable upon conversion of the Series [●] Preferred Stock of the Company with respect to which the Rights evidenced by this Rights Certificate were issued, at a purchase price of $30.00 per one ten-thousandth of a share of Preferred Stock (such purchase price, as may be adjusted, the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 1, 2024, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Rights Agreement.

From and after the first occurrence of a Flip-In Event, any Rights that were beneficially owned or acquired by an Acquiring Person (or an Associate or Affiliate thereof) on or after the earlier of such Flip-In Event and the Distribution Date shall become null and void without any further action and no holder of such Rights shall have any rights or preferences whatsoever with respect to such Rights.

As provided in the Rights Agreement, the Purchase Price, the number and kind of shares of Preferred Stock or other securities issuable upon exercise of a Right, and the number of Rights outstanding are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

[2]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available free of charge upon written request to the Rights Agent or the Company.

Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right, payable at the Company’s option in cash or other securities or property of the Company, subject to adjustment for certain events as provided in the Rights Agreement, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day following a Flip-In Event and (ii) the Final Expiration Date. In addition, under certain circumstances upon and after the occurrence of a Flip-In Event, but before any Person (together with its Affiliates and Associates) becomes the beneficial owner of 50% or more of the Common Stock then outstanding, the Rights may be exchanged, in whole or in part, for Common Stock, Preferred Stock, or shares of other preferred stock of the Company having essentially the same value or economic rights as such shares. In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as the Board deems advisable; provided, that the Distribution Date must occur no later than twenty (20) days after the Stock Acquisition Date. Immediately upon the action of the Board authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such redemption or exchange) will terminate and the Rights will only enable holders to receive the redemption price or the shares issuable upon such exchange, as applicable.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of __________ _____, 20___.

MULLEN AUTOMOTIVE INC.

By:
Name:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Authorized Signature

[Form of Reverse Side of Preferred Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto ______________________

(Please print name and address of transferee)

(Please spell out and include in numerals the

number of Rights being transferred by this Assignment)

of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the number of Rights indicated above on the books of the within named Company, with full power of substitution.

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Form of Reverse Side of Preferred Rights Certificate—continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Rights Certificate.)

To:	MULLEN AUTOMOTIVE INC.:

The undersigned hereby irrevocably elects to exercise _______________________ (____________) Rights evidenced by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book-entry account of:

(Please print social security or other identifying number)

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print social security or other identifying number)

(Please print name and address)

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she, or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	________________, ______
Signature

Medallion Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.